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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 7, 2001




                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-15343                    73-1462856
   (State or other           (Commission                (I.R.S. Employer
   jurisdiction of           File Number)               Identification No.)
   incorporation)


One Technology Center, Tulsa, Oklahoma                                  74103
(Address of principal executive offices)                              (Zip Code)




        Registrant's telephone number, including area code: 918-547-6000




                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets.

         On December 7, 2001, Williams Communications, LLC ("WCLLC"), a wholly-owned subsidiary of Williams Communications Group, Inc. (the "Registrant"), purchased substantially all the assets of streaming media pioneer iBEAM Broadcast Corp. ("iBEAM"), a provider of streaming communications services over the Internet, under terms approved by the U.S. Bankruptcy Court in Delaware on November 28, 2001. The purchase completed the acquisition of iBEAM by WCLLC for consideration of $25 million in cash, of which six million dollars was used to repay a loan extended by the Registrant to ensure uninterrupted operations during the iBEAM bankruptcy proceedings. The source of the consideration was working capital of the Registrant. WCLLC had previously acquired 49 percent of iBEAM's outstanding voting stock on July 10, 2001. As a result of the former 49 percent ownership, two officers of the Registrant, Howard E. Janzen and John C. Bumgarner, Jr., and an associate of the Registrant's officers, Laura A. Kenny, were elected to the iBEAM board of directors on July 10, 2001. The three resigned from the iBEAM board of directors effective December 7, 2001.

         The Registrant will integrate iBEAM's streaming and webcasting business into its Vyvx Broadband Media unit, which provides integrated transmission and broadband media services.

Item 7. Financial Statements and Exhibits.

         The Registrant files the following exhibits as part of this report:

         Exhibit 99.1. Copy of the Registrant's press release, dated December 10, 2001, publicly announcing the items reported herein.

         The Registrant will file financial statements of the business acquired not later than February 20, 2002.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WILLIAMS COMMUNICATIONS GROUP, INC.

Date: December 13, 2001

                                          /s/ KATHRYN J. KINDELL
                                          --------------------------------------
                                          Name:  Kathryn J. Kindell
                                          Title: Assistant Corporate Secretary


                                   [WCG Logo]


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                                Index to Exhibits


EXHIBIT
NUMBER            DESCRIPTION
------            -----------
99.1              Copy of the Registrant's press release, dated December 10,
                  2001, publicly announcing the events reported herein.